Exhibit 99.1

ADOMANI® ANNOUNCES OFFICIAL NAME CHANGE TO ENVIROTECH VEHICLES, INC.

Corona, CA / ACCESSWIRE/ June 1, 2021 / ADOMANI, Inc. (OTCQB: ADOM) a provider of new zero-emission, purpose-built electric vehicles, announced today that it has officially changed the company name to Envirotech Vehicles, Inc. (Envirotech Vehicles). The Company will continue trading under the symbol ADOM and plans to change its ticker symbol at a later date.

“We have been doing business as Envirotech Vehicles for several months and are pleased to have received approval for this name change which reflects the transformation of our business into a leading-edge electric vehicle technology company utilizing proprietary systems and technology for purpose built electric vehicles. The name Envirotech better reflects our business going forward: Utilizing cutting-edge technology to provide customers with EV solutions that reduce their carbon footprint,” said Phillip Oldridge, Envirotech’s Chief Executive Officer.

Mr. Oldridge continued, “The market opportunity in front of us is massive, and we look forward to fulfilling the growing need for purpose built electric vehicles.  We have begun to work with partners to build the new brand, increase our visibility, and expand our marketing and sales efforts around the Envirotech name.”

About Envirotech Vehicles

Envirotech Vehicles is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology.  We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles.  Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.EVTVUSA.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in  reports filed by ADOMANI, Inc. (DBA Envirotech Vehicles) with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

Investor Relations Contacts:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: 203.972.9200

Email:  jnesbett@imsinvestorrelations.com

Envirotech Vehicles

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1205

Email: mike.m@EVTVUSA.com

SOURCE: Envirotech Vehicles